Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-228989, 333-229958 and 333-237110) and Form S-3 (333-239124) of Bank First Corporation of our report dated March 16, 2022, with respect to the financial statements of Bank First Corporation and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

March 16, 2022